Calculation of Filing Fee Tables
S-8
BEYOND MEAT, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	100,000,000	$ 2.78	$ 278,000,000.00	0.0001531	$ 42,561.80
Total Offering Amounts:						$ 278,000,000.00		$ 42,561.80
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 42,561.80
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional shares of the common stock, $0.0001 par value per share (the "Common Stock"), of Beyond Meat, Inc. (the "Registrant") that become issuable with respect to the securities identified in the above table, by reason of any stock dividend, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Represents a total of 100,000,000 shares of Common Stock to be reserved for issuance or that may become available for future issuance under the amended and restated Beyond Meat, Inc. 2018 Equity Incentive Plan approved by the board of directors of the Registrant on September 28, 2025 (the "2018 EIP"), subject to approval by the Registrant`s stockholders of the amended and restated 2018 EIP. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of $2.78, the average of the high and low prices of a share of Common Stock as reported on the Nasdaq Global Select Market on September 22, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A